UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2005 (June 28, 2005)

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a) On June 28, 2005, upon recommendation of the compensation committee, our board of directors approved a director compensation plan. Under the plan, each of our non-employee directors will be paid a fee of $1,000 per month, to be paid quarterly in arrears, and each of our non-employee directors serving between January 1 and May 31, 2005 will be paid a one-time fee of $5,000 in recognition of service during that period.

(b) On June 28, 2005, the compensation committee of our board of directors awarded options to our non-employee directors, Richard Wagner, David Carter and Daniel Hunter, under our 2005 Equity Incentive Plan. Each option is exercisable for 50,000 shares of our common stock at an exercise price of $5.57 per share, which was the closing price of our common stock reported on the date of grant, has a five year term and vests quarterly over four years, subject to continued service and other conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: July 1, 2005	By:	/s/ MICHAEL A. RUSSELL
Michael A. Russell
Chief Financial Officer